SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported

November 16, 2006

Environmental Tectonics Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation of organization)

1-10655 (Commission File Number)	23-1714256 (IRS Employer Identification Number)

County Line Industrial Park Southampton, Pennsylvania (Address of principal executive offices)	18966 (Zip Code)

Registrant’s telephone number, including area code (215) 355-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On November 16, 2006, Environmental Tectonics Corporation (“ETC” or the “Company”) entered into a Letter Agreement (the “Agreement”) with PNC Bank, National Association (“PNC Bank”). Pursuant to the Agreement, PNC Bank (i) terminated ETC’s Credit Agreement dated as of February 18, 2003 (ii) re-approved the Company’s $5 million Line of Credit for Letters of Credit, and (iii) re-affirmed the Tangible Net Worth covenant (as defined in the Agreement) to a be a minimum of $9,000,000. The $5 million Line of Credit for Letters of Credit will continue to be guaranteed by H.F. Lenfest, the holder of the Company’s subordinated debt and a party to the Company’s Preferred Stock Purchase Agreement. A copy of the Agreement and related documents are attached as Exhibits 10.1 to 10.4 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

10.1	Letter Agreement, dated as of November 16, 2006, executed by ETC in favor of PNC.
10.2	Reimbursement Agreement for Letters of Credit, dated as of November 16, 2006, executed by ETC in favor of PNC.
10.3	Restated Subordination and Intercreditor Agreement, dated as of November 16, 2006, executed by ETC and H.F. Lenfest in favor of PNC.
10.4	Restated Limited Guaranty Agreement, dated as of November 16, 2006, executed by H.F. Lenfest in favor of PNC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION
Date: November 20, 2006	By:

Duane D. Deaner Chief Financial Officer

Exhibit Index

10.1	Letter Agreement, dated as of November 16, 2006, executed by ETC in favor of PNC.
10.2	Reimbursement Agreement for Letters of Credit, dated as of November 16, 2006, executed by ETC in favor of PNC.
10.3	Restated Subordination and Intercreditor Agreement, dated as of November 16, 2006, executed by ETC and H.F. Lenfest in favor of PNC.
10.4	Restated Limited Guaranty Agreement, dated as of November 16, 2006, executed by H.F. Lenfest in favor of PNC.